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                                                                    EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
International Multifoods Corporation:

We consent to incorporation by reference in the Registration Statement (No. 33-65221) on Form S-3 and Registration Statements (Nos. 333-51399, 333-34173, 2-84236, 33-6223, 33-30979, 333-34171, 333-69387 and 333-64075) on Form S-8 of
International Multifoods Corporation of our report dated December 14, 2001, relating to the Combined Statements of Direct Assets of the Pillsbury Retail and Foodservice Businesses and Other Businesses of General Mills, Inc. as of June 30, 2001 and 2000 and the related Combined Statements of Direct Earnings Before Interest and Taxes of the Pillsbury Retail and Foodservice Businesses and Other Businesses of General Mills, Inc. for each of the years in the three-year period ended June 30, 2001, which report appears in the Current Report on Form 8-K/A of International Multifoods Corporation.

                                      /s/ KPMG LLP

                                      KPMG LLP


Minneapolis, Minnesota
January 25, 2002